UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2020

AYTU BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38247	47-0883144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206

Englewood, CO 80112

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 437-6580

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AYTU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

In connection with the completion of the merger as set forth in Item 2.01 of this Current Report on Form 8-K, on February 14, 2020 we entered into warrant exchange agreements with certain Innovus warrant holders that had Innovus warrants that contained a right to receive a cash payment (the “Cash Warrants”) in connection with the merger. In exchange for the Cash Warrants, we offered the holders of the Cash Warrants shares of the Series H convertible preferred stock (“Series H Preferred Stock”) of the Company (the “Warrant Exchange”). The holders of the Cash Warrants agreed to exchange their Cash Warrants for the Series H Preferred Stock. The total number of shares of Series H Preferred Stock we issued in connection with the Warrant Exchange was 1,997,736 shares of Series H Preferred Stock.

The Series H Preferred Stock was be issued and sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

Terms of Series H Preferred Stock

Conversion. Each share of Series H Preferred Stock, will be initially convertible under certain circumstances into shares of common stock at the conversion price.

Fundamental Transaction. In the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common stock is converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquires 50% or more of our outstanding shares of common stock, then following such event, the holders of the Series H Preferred Stock will be entitled to receive upon conversion of such Series H Preferred Stock the same kind and amount of securities, cash or property which the holders would have received had they converted their Series H Preferred Stock immediately prior to such fundamental transaction. Any successor to Aytu or surviving entity shall assume the obligations under the Series H Preferred Stock.

Liquidation Preference. In the event of a liquidation, the holders of Series H Preferred Stock will be entitled to participate on an as-converted-to-common-stock basis with holders of our common stock in any distribution of our assets to the holders of the common stock.

Voting Rights. With certain exceptions, as described in the certificate of designation, the Series H Preferred Stock will have no voting rights. However, as long as any shares of Series H Preferred Stock remain outstanding, the certificate of designation provides that we shall not, without the affirmative vote of holders of a majority of the then-outstanding shares of Series H Preferred Stock: (a) alter or change adversely the powers, preferences or rights given to the Series H Preferred Stock or alter or amend the certificate of designation, (b) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (c) increase the number of authorized shares of Series H Preferred Stock or (d) enter into any agreement with respect to any of the foregoing.

Dividends. The certificate of designation provides, among other things, that we shall not pay any dividends on shares of common stock (other than dividends in the form of our common stock) unless and until such time as we pay dividends on each share of Series H Preferred Stock on an as-converted basis. Other than as set forth in the previous sentence, the certificate of designation provides that no other dividends shall be paid on shares of Series H Preferred Stock and that we shall pay no dividends (other than dividends in the form of our common stock) on shares of common stock unless we simultaneously comply with the previous sentence.

Exchange Listing. The Series H Preferred Stock is not listed on any securities exchange or other trading system.

Item 2.01 Completion of Acquisition of Disposition of Assets

On February 14, 2020, Aytu BioScience, Inc. (“Company”) and Innovus Pharmaceuticals, Inc. (“Innovus” or “Innovus Pharma, Inc.”) completed the Agreement and Plan of Merger dated September 12, 2019 (the “Merger”) after successful approval of the Merger by the shareholders of the Company and Innovus at separate special meetings held on February 13, 2020. Upon closing the Merger,(i) Aytu Acquisition Sub, Inc. (“Aytu Sub”), a wholly-owned subsidiary of the Company, merged with and into Innovus and (ii) all outstanding Innovus common stock was exchanged for approximately 3.8 million shares of the Company’s common stock (Ticker: AYTU), and up to $16 million in value in Contingent Value Rights (“CVRs”). The outstanding Innovus warrants with cash out rights were exchanged for approximately 2.0 shares of preferred stock of Aytu and retired. The remaining Innovus warrants outstanding at the time of the Merger will continue to be outstanding, and upon exercise, retain the right to the merger consideration offered to Innovus stockholders, including any remaining claims represented by CVRs at the time of exercise. Innovus will continue as a subsidiary of the Company.

The Company determined that this acquisition constitutes a business pursuant to Article 11 of Regulation S-X, and therefore is required pursuant to Rule 8-04 of Regulation S-X to provide within 71 days after the Acquisition close, historical, audited financial statements for a period consisting of the most recent fiscal year ended December 31, 2018 and the nine months ended September 30, 2019. In addition, pursuant to Article 11 of Regulation S-X, the Company is required to provide pro forma financial statements for the year-ended June 30, 2019 and three months ended September 30, 2019. The exhibits to this Form 8-K satisfies these requirements.

Item 3.02 Unregistered Sales of Equity Securities.

The response to this item is included in Item 1.01 of this Current Report on Form 8-K , and is incorporated herein in its entirety.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

The (i) audited consolidated financial statements for Innovus Pharmaceuticals, Inc. as of and for the year-ended and December 31, 2018 and December 31, 2017 and (ii) unaudited consolidated financial statements as of and for the nine months ended September 30, 2019 are filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K/A.

(d) The following exhibit is being filed herewith:

Exhibit	Description
23.1	Consent of Hall & Company relating to Innovus’ financial statements.
99.1*	Audited consolidated financial statements for Innovus Pharmaceutical Inc. as of and for the years-ended December 31, 2018 and 2017, respectively, as incorporated and filed within the Form 10-K on April 1, 2019.
99.2*	Unaudited consolidated financial statements for Innovus Pharmaceuticals, Inc. as of and for the nine-months ended September 30, 2019 as filed within the Form 10-Q on November 13, 2019.
99.3	Unaudited pro forma condensed combined Balance Sheet as of June 30, 2019 and Statement of Operations for the year ended June 30, 2019 and three months ended September 30, 2019 for the combination of (i) Aytu BioScience, Inc., (ii) the Cerecor transaction and (iii) the merger with Innovus Pharmaceuticals, Inc.

* Incorporated by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYTU BIOSCIENCE, INC.

Date: February 14, 2020	By:	/s/ Joshua R. Disbrow
Joshua R. Disbrow
Chief Executive Officer

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